UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Blvd., Suite 750

Beverly Hills, California 90211

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ~(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ~(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 16, 2016, Bruno Schoch resigned from his position as director of Barfresh Food Group, Inc. (“Barfresh”). Mr. Schoch’s resignation was effective December 19, 2016.

(d) On December 16, 2016, in accordance with the investor rights agreement, dated November 23, 2016 by and between Barfresh, Unibel and certain key holders named therein (the “Investor Rights Agreement”), the board of directors of Barfresh appointed Isabelle Ortiz-Cochet to serve as a director as his replacement, effective December 19, 2016.

Ms. Ortiz-Cochet is the Chief Investment Officer for Unibel, parent company of Bel Group. Bel is an international France-based group, a world leader in branded cheese business, with brands such as Laughing Cow®, Mini-Babybel® and Boursin®. In that position since January 2016, Ms. Ortiz-Cochet drives Unibel’s diversification strategy and leads the investment portfolio development. She was previously Vice President of Strategic Development at Bel Group from September 2013 to December 2015. From 2007 to 2013, based out of Bel Group’s New York office, Ms. Ortiz-Cochet led the development of long-term strategies in North and South America, as well as marketing strategy in the region. Prior to that position, she held a number of leadership positions in marketing and global strategy at Bel Group out of the Paris office, at French, European and corporate levels. Ms. Ortiz-Cochet began her career with Kimberly Clark in France. Isabelle earned a master’s degree from ESSEC Business School in France, and an executive MBA from HEC Business School, France.

Arrangement pursuant to which Isabelle Ortiz-Cochet was appointed to serve as director:

Pursuant to the Investor Rights Agreement, Unibel is entitled to appoint one director to the board of directors of Barfresh, which director is entitled to sit on each committee of the board of directors selected by the Unibel, unless certain conditions relating to the shareholdings of Unibel have not been satisfied. Unibel has designated Isabelle Ortiz-Cochet as its board designee.

Barfresh has agreed to call shareholder meetings whenever necessary to ensure Unibel’s designee is elected as a director. At any time that Unibel’s designee is not a director, Unibel’s designee will be entitled to be a board observer. Riccardo Delle Coste, Steven Lang and their respective affiliates have agreed to vote their shares in favor of Unibel’s designee.

There are no other arrangements or understandings between Ms. Ortiz-Cochet and any other persons pursuant to which she was appointed a director. There are no current or proposed transactions in which Ms. Ortiz-Cochet has a direct or indirect material interest in which Barfresh is involved and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of Barfresh’s total assets at year end for the last two completed fiscal years.

Item 7.01 Regulation FD Disclosure

On December 20, 2016, Barfresh issued a press release announcing the appointment Isabelle Ortiz-Cochet as director. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of Barfresh Food Group, Inc. dated December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: December 20, 2016	By:	/s/ Joseph S. Tesoriero
	Name:	Joseph S. Tesoriero
	Its:	Chief Financial Officer